POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of David Klarner,

Joshua DeRienzis, Michelle Boyer, and Mark Rotondaro, signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the

undersigned's capacity as an executive officer of PSS World

Medical, Inc. (the "Company"), Forms 3, 4 and 5, and any

amendments thereto, in accordance with Section 16(a) of

the Securities Exchange Act of 1934 and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such

Form 3, 4 or 5 and timely file any such form with the Securities and

Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers granted herein,as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.  The undersigned hereby grants to each such attorney-in-fact the right to appoint a substitute attorney-in-fact from time to time in such attorney-in-fact's sole discretion, which substitute shall be employed by PSS World Medical, Inc.  The undersigned acknowledges that the foregoing attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned, or a representative of the undersigned, to such attorney-in-fact.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December, 2008.

Signature: Steven T. Halverson